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                                  AMENDMENT TO
                               CUSTODIAN AGREEMENT
                                _________, 2001

     SKYLINE ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Manager"), SKYLINE FUNDS, a Massachusetts business trust ("Skyline") and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin ("Custodian") agree that the amended and restated custodian agreement among the parties dated August 31, 1995 as amended on December 15, 1997 is amended by adding the following paragraph:

     21.  CONFIDENTIALITY

          Custodian shall not disclose or use "nonpublic personal information" (as defined in Rule 3(t) of Regulation S-P adopted by the Securities and Exchange Commission), except as necessary to carry out the purposes for which Skyline and/or the Manager disclosed such information to Custodian, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business to carry out those purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Attest:                                    FIRSTAR TRUST COMPANY

By:                                        By:
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   Title:                                     Title:

Attest:                                    SKYLINE ASSET MANAGEMENT, L.P.

By:                                        By:
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   Title:                                     Title:

Attest:                                    SKYLINE FUNDS

By:                                        By:
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   Title:                                     Title: